UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2006

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6400 Shafer Court, Suite 100
	Rosemont, Illinois	60018
	(Address of principal executive offices)	(Zip Code)

(847) 384-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into Material Definitive Agreement.

On September 26, 2006, Kanbay International, Inc. (the “Company”) appointed Robert A. Williams as Secretary of the Company and entered into an employment agreement with Mr. Williams. Mr. Williams has served as Vice President and General Counsel of the Company since July 2000 and will continue to serve in those capacities. Pursuant to the terms of the employment agreement, Mr. Williams is entitled to severance benefits if he voluntarily terminates his employment with “good reason” within 18 months after a “change in control” (both as defined in the employment agreement). Mr. Williams is also entitled to severance benefits if the Company terminates his employment without “cause” (as defined in the employment agreement), whether or not a change in control has occurred. The severance benefits include cash payments and immediate vesting of all awards granted under the Company’s stock incentive plan. The cash payments consist of the continued payment of Mr. Williams base salary for a period of six months.

The foregoing description of the employment agreement is qualified in its entirety by reference to the actual terms of the employment agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

10.1	Severance Agreement, effective as of September 26, 2006, by and among Kanbay International, Inc., Kanbay Incorporated and Robert A. Williams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: October 2, 2006	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Executive Vice President and Chief Financial
Officer

Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement, effective as of September 26, 2006, by and among Kanbay International, Inc., Kanbay Incorporated and Robert A. Williams